P R E S S R E L E A S E
EXHIBIT 99.1

FLEX REPORTS FOURTH QUARTER AND FISCAL 2026 RESULTS
•Reported Q4 net sales of $7.5 billion, and full-year net sales of $27.9 billion, up 17% and 8%, respectively, versus the prior year.
•Delivered Q4 GAAP operating margin of 5.0%, and adjusted operating margin of 6.7%, our sixth consecutive quarter with an adjusted operating margin of 6% or greater.
•Delivered full-year GAAP operating margin of 4.9%, and adjusted operating margin of 6.3%, another record for Flex.
•Reported Q4 GAAP EPS of $0.67, and adjusted EPS of $0.93.
•Reported full-year GAAP EPS of $2.33, and adjusted EPS of $3.30.

Austin, Texas, May 5, 2026 – Flex (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2026.
"Our strong finish to FY 2026 reflects disciplined execution and a clear strategy, supported by targeted acquisitions and capital investments aligned to Flex's long-term growth opportunities,” said Revathi Advaithi, CEO of Flex.

Fourth Quarter Fiscal Year 2026 GAAP Summary:
•Net Sales: $7.5 billion
•GAAP Operating Income: $372 million
•GAAP Net Income: $250 million
•GAAP Earnings Per Share: $0.67
•Cash provided by Operating Activities: $413 million

Fourth Quarter Fiscal Year 2026 Non-GAAP Summary:
•Adjusted Operating Income: $500 million
•Adjusted Net Income: $348 million
•Adjusted Earnings Per Share: $0.93
•Free Cash Flow: $212 million

Fiscal Year 2026 GAAP Summary:
•Net Sales: $27.9 billion
•GAAP Operating Income: $1,368 million
•GAAP Net Income: $880 million
•GAAP Earnings Per Share: $2.33
•Cash provided by Operating Activities: $1,685 million
Fiscal Year 2026 Non-GAAP Summary:
•Adjusted Operating Income: $1,764 million
•Adjusted Net Income: $1,248 million
•Adjusted Earnings Per Share:    $3.30
•Free Cash Flow: $1,060 million

An explanation and reconciliation of GAAP financial measures to non-GAAP financial measures is presented in Schedules II and V attached to this press release.

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First Quarter Fiscal Year 2027 Guidance:
•Net Sales: $7.35 billion to $7.65 billion, growth of 14% at the midpoint
•Adjusted Operating Income: $469 million to $499 million*
•Adjusted EPS: $0.86 to $0.92*, growth of 24% at the midpoint
•Interest & Other: approximately $65 million
•Adjusted income tax rate: 21%*
•Weighted average shares outstanding: approximately 374 million

Fiscal Year 2027 Guidance†:
•Net Sales: $32.3 billion to $33.8 billion, growth of 18% at the midpoint
•Adjusted Operating Margin: 7.0% to 7.1%*
•Adjusted EPS: $4.21 to $4.51*, growth of 32% at the midpoint
•Adjusted income tax rate: 21%*

*This is a forward-looking non-GAAP financial measure that cannot be reconciled to its equivalent GAAP financial measure without unreasonable effort for the reasons set forth in Schedule V attached to this press release.
†Reflects expected results for the full fiscal year and does not give effect to the planned spin-off of the Cloud and Power Infrastructure segment announced today.
Webcast and Conference Call
The Flex management team will host a conference call tomorrow, May 6, 2026 at 7:30 AM (CT) / 8:30 AM (ET), to review fourth quarter and fiscal year 2026 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.
About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps leading brands design, build, and manage products that improve the world. With a global footprint spanning 30 countries, Flex delivers advanced manufacturing and supply chain solutions, innovative products and technology, and lifecycle services that support customers from concept to scale. In the AI era, Flex is helping customers accelerate data center deployment by solving power, heat, and scale challenges through cutting-edge power and cooling technology and scalable IT infrastructure solutions.
Contacts
Investors & Analysts
Michelle Simmons
Senior Vice President, Global Investor Relations and Public Relations
(669) 242-6332
Michelle.Simmons@flex.com
Media & Press
publicrelations@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; risks related to our ability to successfully execute our strategic priorities, including the planned spin-off of our Cloud and Power Infrastructure segment into an independent, publicly traded company, and to achieve the anticipated benefits of such transaction, including risks that the spin-off may not be completed on the anticipated timeline or at all, that the spin-off may not achieve its intended benefits, that the transaction may have an adverse impact on existing business relationships, and that the costs of the spin-off may be greater than anticipated; the effects that the current and future macroeconomic environment, including inflationary pressures, currency volatility, stagflation, slower economic growth or recession, and high or rising interest rates, could have on our business and demand for our products; geopolitical uncertainties and risks, including impacts from trade conflicts, the termination and renegotiation of international trade agreements and trade policies, a further escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, or the ongoing conflicts between Russia and Ukraine and in the Middle East, including recent developments in Iran, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; supply chain disruptions, including those involving suppliers who are sole or primary sources, logistical constraints, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; the impact of fluctuations in the pricing or availability of raw materials and components, including semiconductors, labor and energy; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory and other issues which adversely affect our operating results; our dependence on a small number of customers; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits, including the acquisition of Electrical Power Products, Inc., and other events that could adversely impact the anticipated benefits of the acquisition, including industry or economic conditions outside of our control; our industry is extremely competitive; that the expected revenue and margins from recently launched programs may not be realized; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; the possibility that benefits of our restructuring actions may not materialize as expected; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and adversely affect our operations; hiring and retaining key personnel; that recent changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; litigation and regulatory investigations and proceedings; the impact and effects on our business, results of operations and financial condition of union disputes or other labor disruptions as well as unforeseen or catastrophic events; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement, misuse or breach of license agreements; physical and operational risks from natural disasters, severe weather events, or climate change; we may be exposed to product liability and product warranty liability; we may be exposed to financially troubled customers or suppliers; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to trade policy and tariffs and climate change; our ability to meet sustainability, including environmental, social and governance, expectations or standards or achieve sustainability goals.

Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Additional information concerning risks related to the planned spin-off is described in the separate press release issued today. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	March 31, 2026	March 31, 2025
GAAP:
Net sales	$7,477	$6,398
Cost of sales	6,747	5,807
Restructuring charges	28	28
Gross profit	702	563
Selling, general and administrative expenses	289	234
Restructuring and impairment charges	25	3
Intangible amortization	16	21
Operating income	372	305
Interest expense	54	52
Interest income	13	13
Other charges (income), net	11	(13)
Equity in earnings (losses) of unconsolidated affiliates	(5)	—
Income before income taxes	315	279
Provision for (benefit from) income taxes	65	57
Net income	$250	$222

GAAP EPS
Diluted earnings per share	$0.67	$0.57
Diluted shares used in computing per share amounts	374	389

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2026	March 31, 2025
GAAP:
Net sales	$27,914	$25,813
Cost of sales	25,288	23,584
Restructuring charges	59	70
Gross profit	2,567	2,159
Selling, general and administrative expenses	1,052	904
Restructuring and impairment charges	79	16
Intangible amortization	68	70
Operating income	1,368	1,169
Interest expense	215	218
Interest income	51	61
Other charges (income), net	30	(14)
Equity in earnings (losses) of unconsolidated affiliates	(31)	(3)
Income before income taxes	1,143	1,023
Provision for (benefit from) income taxes	263	185
Net income	$880	$838

GAAP EPS
Diluted earnings per share	$2.33	$2.11
Diluted shares used in computing per share amounts	378	398

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts and percentages)

	Three-Month Periods Ended
	March 31, 2026		March 31, 2025

GAAP operating income and margin %	$372	5.0%	$305	4.8%
Intangible amortization	16		21
Stock-based compensation	34		32
Restructuring and impairment charges	52		30
Customer related asset impairment	—		4
Legal and other	26		4
Non-GAAP operating income and margin %	$500	6.7%	$396	6.2%

GAAP provision for income taxes	$65		$57
Intangible amortization benefit	3		5
Other tax related adjustments	25		3
Non-GAAP provision for income taxes	$93		$65

GAAP net income	$250		$222
Intangible amortization	16		21
Stock-based compensation	34		32
Restructuring and impairment charges	52		30
Customer related asset impairment	—		4
Legal and other	26		4
Interest and other, net	(2)		(20)
Adjustments for taxes	(28)		(8)
Non-GAAP net income	$348		$285

Diluted earnings per share:
GAAP	$0.67		$0.57
Non-GAAP	$0.93		$0.73

Free Cash Flow:
Net cash provided by operating activities	$413		$433
Purchases of property and equipment	(202)		(112)
Proceeds from the disposition of property and equipment	1		4
Free Cash Flow	$212		$325

See the accompanying notes on Schedule V attached to this press release.

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts and percentages)

	Twelve-Month Periods Ended
	March 31, 2026		March 31, 2025

GAAP operating income and margin %	$1,368	4.9%	$1,169	4.5%
Intangible amortization	68		70
Stock-based compensation	142		125
Restructuring and impairment charges	135		84
Customer related asset impairment (recoveries)	(2)		2
Legal and other	53		9
Non-GAAP operating income and margin %	$1,764	6.3%	$1,459	5.7%

GAAP provision for income taxes	$263		$185
Intangible amortization benefit	15		15
Other tax related adjustments	54		43
Non-GAAP provision for income taxes	$332		$243

GAAP net income	$880		$838
Intangible amortization	68		70
Stock-based compensation	142		125
Restructuring and impairment charges	135		84
Customer related asset impairment (recoveries)	(2)		2
Legal and other	53		9
Equity in losses of unconsolidated affiliates	25		—
Interest and other, net	16		(15)
Adjustments for taxes	(69)		(58)
Non-GAAP net income	$1,248		$1,055

Diluted earnings per share:
GAAP	$2.33		$2.11
Non-GAAP	$3.30		$2.65

Free Cash Flow:
Net cash provided by operating activities	$1,685		$1,505
Purchases of property and equipment	(633)		(438)
Proceeds from the disposition of property and equipment	8		15
Free Cash Flow	$1,060		$1,082

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of March 31, 2026	As of March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,389	$2,289
Accounts receivable, net of allowance for doubtful accounts	4,679	3,671
Contract assets	1,063	616
Inventories	5,845	5,071
Other current assets	2,356	1,194
Total current assets	16,332	12,841

Property and equipment, net	2,505	2,330
Operating lease right-of-use assets, net	659	562
Goodwill	1,369	1,341
Other intangible assets, net	283	343
Other non-current assets	912	964
Total assets	$22,060	$18,381

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$—	$1,209
Accounts payable	8,055	5,147
Accrued payroll and benefits	671	560
Deferred revenue and customer working capital advances	2,156	1,957
Other current liabilities	1,134	977
Total current liabilities	12,016	9,850

Long-term debt, net of current portion	3,751	2,483
Operating lease liabilities, non-current	565	456
Other non-current liabilities	584	590
Total liabilities	16,916	13,379
Total shareholders' equity	5,144	5,002
Total liabilities and shareholders' equity	$22,060	$18,381

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve-Month Periods Ended
	March 31, 2026	March 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$880	$838
Depreciation, amortization and other impairment charges	563	539
Changes in working capital and other, net	242	128
Net cash provided by operating activities	1,685	1,505

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(633)	(438)
Proceeds from the disposition of property and equipment	8	15
Acquisitions of businesses, net of cash acquired	(40)	(405)
Proceeds from divestiture of businesses, net of cash held in divested businesses	(4)	(21)
Other investing activities, net	(3)	11
Net cash used in investing activities	(672)	(838)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	1,251	499
Payments of bank borrowings, long-term debt and other financing liabilities	(1,217)	(58)
Payments for repurchases of ordinary shares	(944)	(1,257)
Other financing activities, net	(14)	(5)
Net cash used in financing activities	(924)	(821)

Effect of exchange rates on cash and cash equivalents	11	(31)
Net (decrease) increase in cash and cash equivalents	100	(185)
Cash and cash equivalents, beginning of year	2,289	2,474
Cash and cash equivalents, end of year	$2,389	$2,289

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I and II

To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

We present forward‑looking non‑GAAP financial measures in our first quarter and full year fiscal 2027 guidance, including adjusted operating income, adjusted operating margin, adjusted income tax rate, and adjusted EPS. We do not provide a reconciliation of these measures to the most directly comparable GAAP measures because the information necessary to do so is not available without unreasonable effort due to the inherent variability, complexity, and uncertainty in forecasting certain items required for such a reconciliation. These items may include restructuring charges and impairment charges, among others. The information that is unavailable could be material and could significantly affect our GAAP results.

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The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share units granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring and impairment charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs also include asset impairment charges related to assets significantly impacted by the geopolitical events on the basis of management's best estimate of the recoverable value of assets. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three and twelve-month periods ended March 31, 2026, the Company recognized approximately $47 million and $84 million of restructuring charges, respectively, most of which related to employee severance. During the three and twelve-month periods ended March 31, 2025, the Company recognized $30 million and $84 million of restructuring charges, respectively, most of which related to employee severance.

During the three and twelve-month periods ended March 31, 2026, the Company recognized $5 million and $51 million, respectively, in asset impairments, inventory write-downs and other charges as a result of an August 21, 2025 missile strike on the Company’s Mukachevo, Ukraine operations located in Western Ukraine. The August 21, 2025 missile strike represents an unusual and infrequent event as hostilities related to the Russian invasion of Ukraine have been primarily focused in Eastern Ukraine. The missile strike caused substantial destruction, disrupted Mukachevo’s normal operations and Flex initiated contingency manufacturing plans at alternative manufacturing facilities. The Company expects additional immaterial near-term inefficiencies as Mukachevo’s operations are restored.

Customer related asset impairments (recoveries) may consist of non-cash impairments of property and equipment to estimated fair value for customers from whom we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. During the three and twelve-month periods ended March 31, 2026, the Company recognized zero and $2 million of customer related asset recoveries, respectively. During the three and twelve-month periods ended March 31, 2025, the Company recognized approximately $4 million and $2 million of customer related asset impairments, respectively. These costs are excluded by the Company's management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

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Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other costs such as acquisition, portfolio optimization related costs and asset impairment. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures. During the three and twelve-month periods ended March 31, 2026, the Company incurred approximately $26 million and $53 million, respectively, primarily related to the planned spin-off of its Cloud and Power Infrastructure segment into a separate publicly traded company combined with other portfolio optimization costs. During the three and twelve-month periods ended March 31, 2025, the Company incurred $4 million and $9 million, respectively, related to asset impairment and acquisitions costs.

Equity in losses of unconsolidated affiliates consists of various other types of items that are not directly related to ongoing or core business results, such as significant gains or losses associated with certain non-core investments. The Company excludes these items because they are not related to the Company's ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. During the twelve-month period ended March 31, 2026, the Company recognized approximately $25 million of equity in losses from a reduced valuation of a certain non-core investment fund. No such event occurred in the fiscal year 2025.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. During the twelve-month period ended March 31, 2026, the Company incurred $16 million predominantly related to an impairment of a non-core unconsolidated cost method investment. During the twelve-month period ended March 31, 2025, the Company realized a $19 million bargain purchase gain from an acquisition where the fair value of identifiable assets was in excess of the purchase consideration. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

Adjustments for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. Effective in fiscal year 2026, the Company adopted an annual normalized tax rate for the purpose of determining the tax effect of non-GAAP adjustments. In estimating the normalized tax rate, the Company utilizes a full-year projection of earnings that considers the mix of earnings across tax jurisdictions, existing tax positions and other significant tax matters.

During the three and twelve-month periods ended March 31, 2026, the Company recognized a $28 million and $69 million net tax benefit, respectively, and during the three and twelve-month periods ended March 31, 2025, the Company recognized a $8 million and $58 million net tax benefit, respectively, related to the tax effects of various adjustments. During the twelve-month period ended March 31, 2026, the Company incurred a charge to income tax expense of $19 million related to the resolution of a tax dispute with a foreign tax authority related to fiscal years 2010 through 2020.

Free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions, repurchase company shares and for certain other activities. The Company's free cash flow is defined as cash flows from operating activities, less net purchases of property and equipment and proceeds from the disposition of property and equipment ("net capital expenditures"), allowing us to present free cash flow on a consistent basis for investors.

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During the three and twelve-month periods ended March 31, 2026, the Company recognized $212 million and $1,060 million of free cash inflow, respectively. During the three and twelve-month periods ended March 31, 2025, the Company recognized $325 million and $1,082 million of free cash inflow, respectively. Free cash flow is not a measure of liquidity under U.S. GAAP, and may not be defined and calculated by other companies in the same manner.